                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                           -------------------------------

                                     FORM 8-K/A

                         AMENDMENT NO. 1 TO CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): November 5, 1998



                             ADC TELECOMMUNICATIONS, INC.
          ------------------------------------------------------------
               (Exact name of registrant as specified in its charter)



          Minnesota                     0-1424                41-0743912
          ---------                     ------                ----------
(State or other jurisdiction    (Commission file number)     (IRS employer
     of incorporation)                                     identification No.)





                12501 Whitewater Drive, Minnetonka, Minnesota 55343
                ---------------------------------------------------
                      (Address of principal executive offices)


      Registrant's telephone number, including area code:   (612) 938-8080
                                                        -------------------

                                    Not Applicable
         --------------------------------------------------------------------
           (Former name or former address, if changed since last report)


                                 Page 1 of 3 Pages

                          Exhibit Index Appears on Page 2

                                                                      ADC 8-K/A


          The undersigned registrant, ADC Telecommunications, Inc. (the "Company"), hereby amends Item 7 of its Current Report on Form 8-K, dated November 5, 1998 (initially filed with the Commission on November 20, 1998), to include the financial statement information indicated in Item 7 below. The November 20, 1998 original filing of the Form 8-K described the Company's November 5, 1998 acquisition of Teledata Communications, Ltd. ("Teledata") pursuant to an Agreement, dated as of September 16, 1998.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               The following financial statements of Teledata and the report of BDO Almagor & Co., Teledata's independent public accountants are included in this Report:

               1.   Report of BDO Almagor & Co. dated February 19, 1998

               2. Financial Statements and accompanying footnotes of Teledata at December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997

               3. Unaudited Financial Statements and accompanying interim footnotes of Teledata at September 30, 1998 and 1997 and for the three- and nine-month periods ended September 30, 1998 and 1997

          (b)  PRO FORMA FINANCIAL INFORMATION

               The following pro forma financial information is included in this
               Report:

               1. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended October 31, 1998 and accompanying notes

               2. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1998 and accompanying Notes.

          (c)  EXHIBITS

               Exhibit No.    Description
               -----------    -----------

               23.1           Consent of BDO Almagor & Co.


                                  Page 2 of 3 Pages

                                                                      ADC 8-K/A


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     January 14, 1999

                                   ADC TELECOMMUNICATIONS, INC.



                                   By: /s/ Robert E. Switz
                                      ----------------------------------------
                                        Robert E. Switz
                                        Chief Financial Officer






                                  Page 3 of 3 Pages

                                                                      ADC 8-K/A


                                  INDEX TO EXHIBITS




Exhibit
-------
Number    Item
------    ----
23.1      Consent of BDO Almagor & Co.


                            TELEDATA COMMUNICATIONS LTD.

                         CONSOLIDATED FINANCIAL STATEMENTS

                                 DECEMBER 31, 1997

                            TELEDATA COMMUNICATIONS LTD.


                         CONSOLIDATED FINANCIAL STATEMENTS


                                      CONTENTS


                                                                           PAGE
                                                                           ----
Report of Independent Public Accountants                                    2

Consolidated Financial Statements:

     Balance Sheets at December 31, 1997 and 1996                          3-4

     Statements of Operations for each of
          the three years ended December 31, 1997                           5

     Statement of Shareholders' Equity for each of
          the three years ended December 31, 1997                           6

     Statements of Cash Flows for each of
          the three years ended December 31, 1997                          7-8

     Notes to Consolidated Financial Statements                            9-26


                                     = = = = =

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE SHAREHOLDERS OF
TELEDATA COMMUNICATIONS LTD.


We have audited the accompanying consolidated balance sheets of Teledata Communications Ltd. (the "Company") at December 31, 1997 and 1996 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We did not audit the financial statements of a consolidated subsidiary, whose assets constitute approximately 6% and 5% of the total consolidated assets at December 31, 1997 and 1996, respectively, and whose total revenues constitute approximately 13%, 11% and 13% of the consolidated total revenues for the years ended December 31, 1997, 1996 and 1995, respectively. Those statements were audited by other accountants whose reports have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for the abovementioned subsidiary, is based solely on the reports of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Auditors' (Mode of Performance) Regulations (Israel), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other independent auditors as stated above, the aforementioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.

BDO Almagor & Co.
Certified Public Accountants

Ramat-Gan, Israel,
February 19, 1998

                            TELEDATA COMMUNICATIONS LTD.
                            CONSOLIDATED BALANCE SHEETS


                                                    YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                      1997           1996
                                                  -------------  -------------
                                                         (IN THOUSANDS)
ASSETS

CURRENT ASSETS (Note 13)
Cash and cash equivalents (Note 2d)               $     13,716   $     10,647
Short-term investments (Notes 2e & 3)                   33,501         18,383
Accounts receivable:
  Trade                                                 25,195         16,528
  Other and prepaid expenses (Note 12a)                  3,841          2,172
Inventories (Notes 2f & 4)                              19,598         14,784
                                                  ------------   ------------
Total current assets                                    95,851         62,514
                                                  ------------   ------------
INVESTMENTS AND LONG-TERM RECEIVABLES
     (Notes 2e & 5)                                     32,499          7,389
                                                  ------------   ------------

FIXED ASSETS  (Notes 2g & 6)
Cost                                                    16,107         12,368
                                                  ------------   ------------
Less - accumulated depreciation                          7,971          6,256
                                                  ------------   ------------
                                                         8,136          6,112
                                                  ------------   ------------

OTHER ASSETS, NET (Note 2h)                                163            195
                                                  ------------   ------------
                                                  $    136,649   $     76,210
                                                  ------------   ------------
                                                  ------------   ------------


The accompanying notes are an integral part of the consolidated financial statements.

                                                                    YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                    1997              1996
                                                              ----------------    -------------
                                                                        (IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES (Note 13)
Accounts payable:
  Trade                                                       $        8,445      $       6,755
  Other and accrued expenses (Note 12b)                               10,341              8,730
                                                              --------------      -------------
Total current liabilities                                             18,786             15,485
                                                              --------------      -------------
LONG-TERM LIABILITIES
Capital note to a related party (Notes 7 and 13)                         130                141
Accrued severance pay (Note 8)                                         1,331                833
                                                              --------------      -------------
                                                                       1,461                974
                                                              --------------      -------------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 9)

MINORITY INTEREST                                                      2,210                599
                                                              --------------      -------------

SHAREHOLDERS' EQUITY (Note 10)
Share capital:
Ordinary shares of NIS 0.1 par value
  (Authorized - 20,000,000 shares,
  issued and outstanding 12,562,611 and 10,789,132
  shares at December 31, 1997 and 1996, respectively)                    506                453
Additional paid-in capital                                            74,527             34,525
Retained earnings                                                     39,159             24,174
                                                              --------------      -------------
                                                                     114,192             59,152
                                                              --------------      -------------
                                                              $      136,649      $      76,210
                                                              --------------      -------------
                                                              --------------      -------------




The accompanying notes are an integral part of the consolidated financial statements.

                            TELEDATA COMMUNICATIONS LTD.
                       CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                         YEAR ENDED DECEMBER 31,
                                                             ---------------------------------------------
                                                                  1997             1996           1995
                                                             ---------------   ------------   ------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales (Notes 2i & 14a)                                       $       84,149    $     57,089   $     32,127
Cost of sales (Note 14b)                                             44,108          31,365         19,281
                                                             --------------    ------------   ------------

GROSS PROFIT                                                         40,041          25,724         12,846
Research and development costs, net (Notes 2j & 14c)                  8,721           7,357          5,850
Selling, general and administrative expenses (Note 14d)              18,543          13,190          9,769
                                                             --------------    ------------   ------------

OPERATING INCOME (LOSS)                                              12,777           5,177        (2,773)
Financial income, net (Note 14e)                                      2,826           1,766          1,556
Capital gain, net                                                        61              34             34
                                                             --------------    ------------   ------------

INCOME (LOSS) BEFORE TAXES ON INCOME                                 15,664           6,977         (1,183)
Taxes on income (Note 11)                                              (257)             47            (11)
                                                             --------------    ------------   ------------

INCOME (LOSS) AFTER TAXES ON INCOME                                  15,407           7,024         (1,194)
Minority interest                                                      (422)            (33)             6
                                                             --------------    ------------   ------------

NET INCOME (LOSS)                                            $       14,985    $      6,991   $     (1,188)
                                                             --------------    ------------   ------------
                                                             --------------    ------------   ------------

EARNINGS (LOSS) PER ORDINARY SHARE: (Note 2m)
Basic                                                        $         1.26    $       0.66   $      (0.11)
                                                             --------------    ------------   ------------
                                                             --------------    ------------   ------------
Diluted                                                      $         1.23    $       0.64   $      (0.11)
                                                             --------------    ------------   ------------
                                                             --------------    ------------   ------------

SHARES USED IN COMPUTING EARNINGS (LOSS)
PER ORDINARY SHARE:

Basic                                                                11.851          10.527         10.400
                                                             --------------    ------------   ------------
                                                             --------------    ------------   ------------
Diluted                                                              12.192          10.850         10.400
                                                             --------------    ------------   ------------
                                                             --------------    ------------   ------------




The accompanying notes are an integral part of the consolidated financial statements.

                            TELEDATA COMMUNICATIONS LTD.
                         STATEMENT OF SHAREHOLDERS' EQUITY




                                                NUMBER OF
                                                 SHARES                     ADDITIONAL                    TOTAL
                                                 NIS 0.1        SHARE         PAID-IN      RETAINED    SHAREHOLDERS'
                                                PAR VALUE      CAPITAL        CAPITAL      EARNINGS       EQUITY
                                               -----------   ----------   ------------   ------------  -------------
                                                                                 (in thousands)
BALANCE AT
JANUARY 1, 1995                                 10,392,838   $      441   $     31,434   $     18,371  $      50,246

Exercise of employee options                        18,417            *            123                           123


Loss for the year                                                                              (1,188)        (1,188)
                                               -----------   ----------   ------------   ------------  -------------

BALANCE AT DECEMBER 31, 1995                    10,411,255          441         31,557         17,183         49,181

Exercise of employee options                       377,877           12          2,968                         2,980

Net income for the year                                                                         6,991          6,991
                                               -----------   ----------   ------------   ------------  -------------

BALANCE AT DECEMBER 31, 1996                    10,789,132          453         34,525         24,174         59,152

Issue of shares to the public, net (1)           1,514,000           45         36,426                        36,471

Exercise of employee options                       259,479            8          1,650                         1,658

Net income for the year                                                                        14,985         14,985


Tax benefits from employee stock
  transaction                                                                      150                           150

Issue of stock by subsidiary
  (Note 10b)                                                                     1,776                         1,776
                                               -----------   ----------   ------------   ------------  -------------

BALANCE AT DECEMBER 31, 1997                    12,562,611          506         74,527         39,159        114,192
                                               -----------   ----------   ------------   ------------  -------------
                                               -----------   ----------   ------------   ------------  -------------



(*) Less than $1,000.

(1) Net of share issue expenses totalling $3,020,000.


The accompanying notes are an integral part of the consolidated financial statements.

                            TELEDATA COMMUNICATIONS LTD.
                       CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                          YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------------------
                                                                 1997                1996            1995
                                                            ---------------    ---------------   --------------
                                                                                (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                           $        14,985    $         6,991   $       (1,188)


Adjustments to reconcile net income (loss) to net
  cash provided by operating activities (see Appendix A)             (9,361)            (1,545)           8,479
                                                            ---------------    ---------------   --------------
Net cash provided by operating activities                             5,624              5,446            7,291
                                                            ---------------    ---------------   --------------
                                                            ---------------    ---------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in marketable securities                                 (18,427)           (14,623)         (12,958)
Proceeds from realization of marketable securities                   13,038             13,867           12,005
Investment in bank deposits, net                                    (33,332)            (2,279)          (3,818)
Purchase of fixed assets                                             (4,024)            (2,706)            (708)
Proceeds from sale of fixed assets                                      165                120               82
Cash and cash equivalents in reduction in holdings in
  subsidiary                                                          2,955                 --               --
Investment in other company                                          (1,059)                --               --
                                                            ---------------    ---------------   --------------
Net cash used in investing activities                               (40,684)            (5,621)          (5,397)
                                                            ---------------    ---------------   --------------
                                                            ---------------    ---------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issue of ordinary shares                               36,471                 --               --
Proceeds from exercise of employee options                            1,658              2,980              123
                                                            ---------------    ---------------   --------------
Net cash provided by financing activities                            38,129              2,980              123
                                                            ---------------    ---------------   --------------
                                                            ---------------    ---------------   --------------

INCREASE IN CASH AND CASH EQUIVALENTS                                 3,069              2,805            2,017

Cash and cash equivalents at the beginning of the year               10,647              7,842            5,825
                                                            ---------------    ---------------   --------------

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR            $        13,716    $        10,647   $        7,842
                                                            ---------------    ---------------   --------------
                                                            ---------------    ---------------   --------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:

     Interest                                               $           117    $           158   $           90
                                                            ---------------    ---------------   --------------
                                                            ---------------    ---------------   --------------




The accompanying notes are an integral part of the consolidated financial statements.

                            TELEDATA COMMUNICATIONS LTD.
                 APPENDIX TO CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                        YEAR ENDED DECEMBER 31,
                                                            --------------------------------------------------
                                                                1997               1996            1995
                                                            --------------    ---------------   --------------
                                                                              (IN THOUSANDS)
APPENDIX A -

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:


Depreciation and amortization                               $        1,938    $         1,667   $        1,483
Charge for purchased research and development                           --                400               --
Capital gain, net                                                      (61)               (34)             (34)
Minority interest                                                      422                 33               (6)
Deferred income taxes, net                                             150               (150)              --
Increase (decrease) in accrued severance pay                           370               (161)              41
Gain from erosion in value of capital note to a
  related party                                                        (11)                (5)              (6)
Interest accrued on investments                                     (1,125)              (127)            (124)
Decrease (increase) in assets:
  Trade receivables (including non-current portion)                 (7,990)            (3,291)           3,587
  Other receivables                                                 (1,669)              (140)              19
  Inventories                                                       (4,814)            (6,116)           2,615
Increase (decrease) in liabilities:
  Trade payables                                                     1,690              2,643            1,119
  Other payables and accrued expenses                                1,739              3,736             (215)
                                                            --------------    ---------------   --------------
                                                            $       (9,361)   $        (1,545)  $        8,479
                                                            --------------    ---------------   --------------
                                                            --------------    ---------------   --------------



The accompanying notes are an integral part of the consolidated financial statements.

                            TELEDATA COMMUNICATIONS LTD.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

Teledata Communications Ltd. ("the Company") is an Israeli company which designs, develops, manufactures, markets and supports advanced wireline and wireless customer access network equipment for telephone operating companies worldwide. Its products enable telephone operating companies to enhance the capacity, reach and functionality of the network of transmission links that connects subscribers to the local exchange, generally known as the "local loop" or "customer access network". Using the Company's products, telephone operating companies can quickly and cost-effectively deploy new networks using fiber, copper or microwave radio links and upgrade their existing local loop infrastructure. The Company also develops and markets realtime telecommuncations software and protocol converters for exchange interfaces. The Company sells its products in Europe, Africa, Asia, Australia and South America, mainly to governmental telephone companies.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a.   USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

b.   REPORTING CURRENCY

     The reporting currency of the Company is the United States Dollar
     ("dollar").
     The dollar is the functional currency of the Company and its subsidiaries.

     Transactions and balances originally denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured into dollars in accordance with the requirements of Statement No. 52 of the Financial Accounting Standards Board of the United States ("FASB") and the resulting gains and losses are included in the statement of operations in the same items as the related transactions.

c.   PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany transactions and balances have been eliminated.

d.   CASH EQUIVALENTS

     Cash equivalents include all highly liquid deposits with a maturity of three months or less at date of purchase.

e.   MARKETABLE DEBT SECURITIES

     Investments in marketable debt securities are classified as "held-to-maturity" in accordance with the provisions of Statement No. 115 of the FASB and are stated at amortized cost. Interest income, including amortization of premium and discount arising on acquisition is included in financial income.

f.   INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined as follows:

     Raw materials and components - on the moving average basis.
     Work-in-process and finished products - on the basis of computed manufacturing costs.

g.   FIXED ASSETS

     Fixed assets are stated at cost. Equipment manufactured by the Company for its own use is stated on the basis of manufacturing costs. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets.

     Annual rates of depreciation are as follows:


     Computers                          20 - 33%
     Manufacturing equipment            10 - 20%
     Office furniture and equipment      6 - 10%
     Motor vehicles                          15%


     Leasehold improvements are amortized using the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

h.   OTHER ASSETS

     Other assets comprise goodwill, which is amortized on a straight-line basis over a period of 5 years. In accordance with Statement No. 121 of the FASB, management periodically reassesses the appropriateness of both the carrying value and remaining life of the goodwill, principally based on future cash flows. Amortization expenses for the year ended December 31, 1997 were $42,000.

i.   REVENUE RECOGNITION

     Revenue from product sales is generally recorded on shipment to the customer, provided that no significant vendor obligations remain outstanding and collection of the related receivable is deemed probable by management.

     Revenues from software sales are recognized upon delivery to the customer, provided that the Company's remaining obligations, if any, are insignificant and collectibility is probable.

j.   RESEARCH AND DEVELOPMENT

     Research and development costs, net of related royalty-bearing participation, are charged to income as incurred.

k.   WARRANTY COSTS

     The Company generally provides warranties on products sold for a period of one year. The Company provides for warranty costs in accordance with management's estimation.

l.   DEFERRED INCOME TAXES

     Deferred income taxes are provided for temporary differences between the assets and liabilities, as measured in the financial statements, and for tax purposes at the tax rates expected to be in effect when these differences reverse, in accordance with Statement 109 of the FASB (Accounting for Income Taxes).

m.   EARNINGS PER ORDINARY SHARE

     The Company has adopted Statement No.128 of the FASB "Earnings Per Share" ("SFAS 128"), beginning with the fourth quarter of 1997. All prior periods' earnings (loss) per ordinary share data have been restated to conform to the provisions of SFAS 128. Basic earnings per ordinary share is computed using the weighted average number of shares outstanding. Diluted earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase ordinary shares. 341,000 and 323,000 incremental shares in 1997 and 1996, respectively, were used in the calculation of diluted earnings per ordinary share.

n.   EXCHANGE RATES AND LINKAGE BASIS

     Balances in, or linked to, currencies other than the dollar are included at the rate of exchange prevailing at the balance sheet date. Rates of exchange of the dollar for the New Israeli Shekel ("NIS") are as follows:


                                             YEAR ENDED DECEMBER 31,
                                       -------------------------------------
                                           1997        1996        1995
                                       ------------ ----------- ------------
               NIS to the dollar         NIS 3.536   NIS 3.251   NIS 3.135


o.   CURRENCY HEDGING TRANSACTIONS

     The Company enters into forward contracts to reduce the impact of fluctuations of certain currencies against the dollar. Gains and losses resulting from hedging transactions relative to sales contracts are reflected in sales in the statement of operations. The Company's hedging activities do not subject the Company to exchange rate risk because gains and losses on these contracts offset losses and gains on the assets and transactions being hedged.

p.   RECLASSIFICATION

     Certain figures from prior years have been reclassified in order to conform to the 1997 presentation.

q.   RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes, as applicable, foreign currency items and unrealized gains and losses on certain investments in debt and equity securities which are currently direct adjustments to equity. SFAS 130 will be effective for fiscal years commencing after December 15, 1997. Reclassification for earlier periods is required for comparative purposes. The Company is currently evaluating the impact which SFAS 130 will have on its financial statements; however, because it requires only additional disclosure, the Company does not expect it to have a material impact on its financial position or results of operations.

q.   RECENTLY ISSUED ACCOUNTING STANDARDS (CONT'D)

     In June 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which supersedes Statement of Financial Accounting Standard No. 14 "Financial Reporting for Segments of a Business Enterprise." SFAS 131, which will be effective for fiscal years commencing after December 15, 1997, establishes standards for the way in which public companies report information regarding operating segments in annual financial statements and requires those companies to report selected information regarding operating segments in interim financial statements. It also requires disclosures regarding products and services, geographic areas and major customers. Reclassification for earlier periods is required, unless impracticable, for comparative purposes. The Company is currently evaluating the impact which SFAS 131 will have on its financial statements; however, because it requires only additional disclosure, the Company does not expect it to have a material impact on its financial position or results of operations.

     In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued the Statement of Position ("SOP") 97-2 "Software Revenue Recognition" which will supersede SOP 91-1. SOP 97-2 has not changed the basic rules of revenue recognition, but does provide more guidance particularly with respect to multiple deliverables and "when and if available" products. SOP 97-2 is effective for transactions entered into for annual periods beginning after December 15, 1997. Company management anticipates that the adoption of SOP 97-2 will not have a material effect on the Company's operating results.

NOTE 3 - SHORT-TERM INVESTMENTS




                                                         DECEMBER 31,
                                                ------------------------------
                                                    1997             1996
                                                -----------      -------------
                                                        (IN THOUSANDS)
Marketable debt securities                      $     8,972*     $     11,459
Bank deposits (1)                                    23,738             6,456
Marketable shares                                       791               468
                                                -----------      -------------
                                                $    33,501      $     18,383
                                                -----------      -------------
                                                -----------      -------------


*    See Note 5(3).
(1) The balance of bank deposits, as at December 31, 1997, bears interest at a weighted average rate of 6.3% per annum.

NOTE 4 - INVENTORIES


                                                         DECEMBER 31,
                                                ------------------------------
                                                     1997             1996
                                                --------------    ------------
                                                        (IN THOUSANDS)
Raw materials and components                    $       10,111    $      5,624
Work-in-process                                          6,612           4,931
Finished goods                                           2,875           4,229
                                                --------------    ------------
                                                $       19,598    $     14,784
                                                --------------    ------------
                                                --------------    ------------


NOTE 5 - INVESTMENTS AND LONG-TERM RECEIVABLES


                                                          DECEMBER 31,
                                                  ---------------------------
                                                      1997           1996
                                                  ------------   ------------
                                                         (IN THOUSANDS)
Trade receivables (1)                             $        750   $      1,926
Less-current maturity, included in accounts
 receivable                                                310            809
                                                  ------------   ------------
                                                           440          1,117
Bank deposits (2)                                       20,390             --
Marketable debt securities (3)                          10,610          6,272
Investment in Mind C.T.I. Ltd. (4)                       1,059             --
                                                  ------------   ------------
                                                  $     32,499   $      7,389
                                                  ------------   ------------
                                                  ------------   ------------


(1) The balance of trade receivables, at December 31, 1997, bears interest at LIBOR and LIBOR+1%. (At December 31, 1997, LIBOR was 6.5%.) The aggregate amount of receivables is repayable as follows:


                                               DECEMBER 31,
                                                   1997
                                             ----------------
                                              (IN THOUSANDS)
             1998                            $            310
             1999                                         440
                                             ----------------
                                             $            750
                                             ----------------
                                             ----------------


(2) The balance of bank deposits, as at December 31, 1997, bears interest at a weighted average rate of 6.5% per annum.

(3) The marketable debt securities are due to mature through 2000. The market value of the marketable debt securities (including those in short-term investments) is $19.2 million.

(4) In August 1997, the Company acquired 928 shares representing 15.1% of the shares of Mind C.T.I. Ltd. ("Mind"), an Israeli company, which is engaged in the development and marketing of software for accounting management and billing for the telecommunications industry for $1,059,000. The Company was also granted an option to acquire an additional 1,233 shares of Mind for $2,400,000, exercisable through 2000 or until an initial public offering of Mind.

NOTE 6 - FIXED ASSETS


                                                          DECEMBER 31,
                                                  ---------------------------
                                                      1997           1996
                                                  ------------   ------------
                                                         (IN THOUSANDS)
Cost:
Computers and manufacturing equipment             $     11,650   $      9,299
Motor vehicles                                           2,385          1,672
Office furniture and equipment                             921            758
Leasehold improvements                                   1,151            639
                                                  ------------   ------------
                                                  $     16,107   $     12,368
                                                  ------------   -------------
                                                  ------------   -------------

Accumulated depreciation:
Computers and manufacturing equipment             $      6,216   $      4,775
Motor vehicles                                             803            631
Office furniture and equipment                             312            263
Leasehold improvements                                     640            587
                                                  ------------   ------------
                                                  $      7,971   $      6,256
                                                  ------------   ------------
                                                  ------------   ------------



NOTE 7 - CAPITAL NOTE TO A RELATED PARTY

The capital note, which is denominated in NIS and unlinked, is non-interest bearing and is due not earlier than 2008.

NOTE 8 - ACCRUED SEVERANCE PAY

The Company's liability for severance pay, pursuant to Israeli law, is fully provided. Part of the liability is funded through individual insurance policies which are not under the Company's control.

The aggregate value of the insurance policies at December 31, 1997 and 1996 was $1,558,000 and $821,000, respectively.

The net severance pay expenses for the years ended December 31, 1997, 1996 and 1995 were $977,000, $661,000 and $887,000, respectively.

The Company has no liability for any pension expenses to its employees.

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

a.   ROYALTIES

     i. The Company is committed to pay royalties to the Government of Israel on proceeds from sale of products in the research and development of which the Government has participated by way of grants up to the amount of the grants received (in dollar terms). The royalties payable are 3% for the first three years of product sales, 4% for the following three years and 5% thereafter. The total amount of grants received, net of royalties paid or accrued, as at December 31, 1997 was $9.6 million.

a.   ROYALTIES (CONT'D)

     ii. Total royalty expenses of the Company for the three years ended December 31, 1997, 1996 and 1995 were $2,174,000, $774,000 and
          $202,000, respectively.

b.   LEASE COMMITMENTS

     The Company has entered into several operating lease agreements in Israel and abroad. The agreements expire on various dates from December 1997 to 2007 (including options) and are in local currencies or linked to the dollar or to the Israeli consumer price index ("CPI").

     The Company has an option to purchase the building which it rents in Israel for $19 million, linked to the Israeli CPI. The option may be exercised from the beginning of the fifth year of the lease period until the end of the tenth year of the lease period.

     Future minimum annual rental payments which the Company and its subsidiaries are committed to pay under the above leases, at rates in effect at December 31, 1997, are as follows:


                                              (IN THOUSANDS)
          1998                                $        1,848
          1999                                         1,848
          2000 and thereafter                          1,795


c.   PERFORMANCE GUARANTEES

     As at December 31, 1997, the Company was contingently liable for bank guarantees under performance obligations to customers totalling approximately $5.5 million.

d.   NEGATIVE PLEDGE AGREEMENT

     The Company has a negative pledge agreement with its principal banks in connection with a certain credit facility made available to it. Pursuant to this agreement, the Company undertook not to register floating charges on its assets in favor of third parties without the prior consent of the banks.

e.   FINANCIAL INSTRUMENTS

     1.   Off-balance sheet contracts:

          The Company enters into currency forward exchange contracts to hedge existing non-dollar assets. As at December 31, 1997, the Company has purchased currency forward contracts for periods ending March 26, 1998 as a hedge against sales contracts receivable as follows:

          -  Obligation to sell DM 0.9 million for a total of $0.5 million.
          - Obligation to sell Australian $2.9 million for a total of $2 million.

          Because the impact of fluctuations in currency exchange rates on foreign exchange contracts offsets the effect on the underlying items being hedged, these instruments do not expose the Company to risk that would otherwise result from fluctuations in currency exchange rates.

e.   FINANCIAL INSTRUMENTS (CONT'D)

     2.   Concentration of credit risk

          Financial instruments of the Company which potentially expose the Company to concentrations of credit risk consist mainly of cash investments and trade accounts receivable.
          At December 31, 1997 and 1996, the Company had cash and cash equivalents, short-term investments and long-term investments totalling $78.2 and $35.3 million, respectively, deposited for the most part, with major Israeli and U.S. banks.
          Most of the marketable securities held by the Company are debt securities of highly-rated corporations. Therefore, no credit losses in respect of these items are anticipated by the Company.
          With respect to trade receivables, credit risk exposure is limited since most of the Company's sales are to large governmental telephone-operating companies with a wide geographical dispersion. The Company has not provided for doubtful accounts, as historically, the Company has not experienced material credit losses. As at December 31, 1997, two of the Company's customers accounted for 16% and 12%, respectively, of the total trade receivables. (As at December 31, 1996, the balances of three customers accounted for 14%, 12% and 12%, respectively.)

     3.   Concentrations in the available sources of supply of materials

          Certain components used in the Company's products are currently available to the Company from only one source and other components are currently available from only a limited number of sources. In addition, the Company employs several unaffiliated subcontractors in Israel to manufacture all of the sub-assemblies for its products. While the Company has been able to obtain adequate supplies of components and has experienced no material problems with its subcontractors to date, in the event that any of these suppliers or subcontractors is unable to meet the Company's requirements in a timely manner, the Company may experience an interruption in production. Any such disruption, or any other interruption of such suppliers' or subcontractors' ability to provide components and sub-assemblies to the Company could result in delays in making product shipments, which could have a material adverse on the Company's business, financial condition and results of operations.

     4.   Fair value of financial instruments

          The Company's financial instruments consist mainly of cash and cash equivalents, short-term and long-term investments, current and non-current accounts receivable, accounts payable and accruals and long-term liabilities. In view of their nature, the fair value of the financial instruments included in Company's working capital is usually identical or close to their carrying amounts, except for the investment in debt securities, which is presented at cost.

          The fair value of non-current receivables and most of the long-term debt also approximates their carrying value, since they bear interest at rates close to the prevailing market rates.

e.   FINANCIAL INSTRUMENTS (CONT'D)

          The following table summarizes the financial instruments held by the Company at December 31, 1997 whose fair value is not identical to their carrying amounts:


                                                         CARRYING     FAIR
                                                          AMOUNT      VALUE
                                                        ---------   ---------
                                                            (IN THOUSANDS)
          Debt securities (short and long-term
          investments)                                  $  19,582   $  19,222
          Capital note                                        130          68


NOTE 10 - SHAREHOLDERS' EQUITY

a.   SHARE CAPITAL

     1. The Company's shares are traded in the United States on the over-the-counter market and listed on the Nasdaq National Market.

     2. In May 1997, the Company effected a second issuance to the public. The aggregate net proceeds from the issuance were $36,471,000.

     3.   Dividends

          In the event that cash dividends are declared by the Company, such dividends will be paid in NIS. Dividends paid to shareholders outside Israel will be converted into dollars on the basis of the exchange rate prevailing at the date of payment. In respect of the tax due in the event of a distribution of cash dividends, see Note 11a2.

b.   ISSUE OF STOCK BY SUBSIDIARY

     1. In October 1997, G. Connect Ltd., an 80%-subsidiary of the Company ("G. Connect"), issued 20,000 convertible preferred shares, constituting 16.67% of the G. Connect's issued and outstanding share capital, to new investors ("the investors") in consideration of $3 million. As a result of this issuance, the Company's shareholding in
          G. Connect decreased to 66.67%. G. Connect is engaged in the development of internet access products.

          The change in the Company's proportional share in G. Connect's equity resulting from the additional equity raised by G. Connect, totalling $1.8 million, is accounted for as an equity transaction and credited to shareholders' equity.

     2. Pursuant to the agreement between the Company, G. Connect and the investors, G. Connect granted the investors three options, each entitling the investors to invest in G. Connect a further $1 million at a price per preferred share of $183.33, $208.33 and $233.33, respectively, exercisable until the earlier of the initial public offering of G. Connect or December 31, 1998, 1999 and 2000, respectively.

c.   OPTIONS

     In 1992, the Company adopted two option plans (the "1992 Plans"), pursuant to which options may be granted to employees, officers and Directors to purchase up to 850,000 ordinary shares. Pursuant to these plans, options to purchase 350,000 ordinary shares were granted to certain employees (including one Director who was an employee) currently with the Company's initial public offering in April 1992 as follows: options to purchase 200,000 ordinary shares at an exercise price of $8.80 per share and options to purchase 150,000 ordinary shares at an exercise price of $6.26 per share. Pursuant to the 1992 Plans, options to purchase the remaining 500,000 ordinary shares were granted to certain employees at an exercise price not less than the average of the closing bid and asked prices of the ordinary shares, during the three months prior to the date of grant and with an exercise period of between two and five years. The options expire if not exercised within five years of the date of grant.

     In January 1995, the Company adopted another option plan (the "1994 Plan"), pursuant to which options may be granted to employees, officers, Directors and consultants of the Company to purchase up to 200,000 ordinary shares. Options granted under the 1994 Plan have an exercise price equal to the average market price for the five days prior to the date of grant and vesting periods of between six months to three years from the date of grant. Each option granted under the 1994 Plan expires if not exercised within five years of its initial exercise date. Through December 31, 1997, 162,000 options had been granted.

     In February 1996, the Company adopted an additional option plan (the "1996 Plan"), pursuant to which options may be granted to employees, officers, Directors and consultants of the Company to purchase up to 300,000 ordinary shares. Options granted under the 1996 Plan have an exercise price equal to the average market price for the five days prior to the date of grant and vesting periods of between two and five years from the date of grant. Each option granted under the 1996 Plan expires if not exercised within five years of its initial exercise date. Through December 31, 1997, 248,804 options had been granted.

     In April 1997, the Company adopted an additional option plan (the "1997 Plan"), pursuant to which options may be granted to employees, officers, Directors and consultants of the Company to purchase up to 250,000 ordinary shares. Options granted under the 1997 Plan have an exercise price equal to the average market price for the five days prior to the date of grant and vesting periods of between two and five years from the date of grant. Each option granted under the 1997 Plan expires if not exercised within five years of its initial exercise date. Through December 31, 1997, no options had been granted.

     In general, all of the plans are administered by the Board of Directors' Compensation Committee. Options granted to employees under the plans expire upon the termination of an employee's employment with the Company or any subsidiary of the Company, provided that the employee's right to exercise the options has not vested at the time of such termination.

c.   OPTIONS

     The following table summarizes data with respect to the option plans:



                                                                                     YEAR ENDED DECEMBER 31,
                                                                ----------------------------------------------------------------
                                                                              1997                            1996
                                                                ----------------------------------------------------------------
                                                                                      WEIGHTED                          WEIGHTED
                                                                                      AVERAGE                           AVERAGE
                                                                                      EXERCISE                          EXERCISE
                                                                      SHARES           PRICE            SHARES           PRICE
                                                                --------------   -------------    -------------   --------------
     Options outstanding at beginning of year                          625,128   $        7.80          899,269   $         7.47
     Granted during year                                               101,600           22.32          209,656             9.24
     Exercised during year                                            (258,179)           6.88         (377,877)            7.89
     Forfeited during year                                             (87,945)           7.19         (105,920)            7.53
                                                                --------------                    -------------

     Outstanding at year end                                           380,604           12.44          625,128             7.80
                                                                --------------                    -------------

     Options exercisable at year-end                                    49,500                          140,822
                                                                --------------                    -------------

     Weighted average fair value of options granted during
     the year                                                   $        10.76                    $        4.10



     The following table summarizes information relating to stock options outstanding at December 31, 1997:

                                            OPTIONS OUTSTANDING                                    OPTIONS EXERCISABLE
                       --------------------------------------------------------------    ----------------------------------------
                                                  WEIGHTED
                                                  AVERAGE               WEIGHTED                                    WEIGHTED
                             NUMBER              REMAINING              AVERAGE                NUMBER               AVERAGE
     RANGE OF            OUTSTANDING AT         CONTRACTUAL             EXERCISE           EXERCISABLE AT           EXERCISE
  EXERCISE PRICES      DECEMBER 31, 1997      LIFE (IN YEARS)            PRICE           DECEMBER 31, 1997           PRICE
------------------     ------------------  --------------------   -------------------   -------------------   -------------------
$5  -  $7                         124,300                  3.76   $              5.76                42,000   $              5.67
$7  -  $9                          21,750                  2.57                  8.30                 6,250                  7.96
$9  -  $11.84                     124,954                  3.39                 11.09                 1,250                  9.50
$11.84  - $18.44                   54,500                  5.15                 18.00                    --                    --
$18.44  - $32.74                   55,100                  6.10                 26.70                    --                    --
                       ------------------                                               -------------------
$5  - $32.74                      380,604                  4.10                 12.44                49,500                  6.05
                       ------------------                                               -------------------


c.   OPTIONS (CONT'D)

     Fair value disclosures:

     Had compensation cost for the Company's option plans been determined on the basis of the fair value at the grant dates, as prescribed in Statement No. 123 of the FASB, the Company's net income and net income per share would have been as follows:


                                                  YEAR ENDED DECEMBER 31,
                                                 -------------------------
                                                    1997          1996
                                                 -----------   -----------
                                                   (IN THOUSANDS, EXCEPT
                                                     PER SHARE AMOUNT)
     Net income:
       As reported                               $    14,985   $     6,991
       Proforma                                       14,487         6,540

     Basic earnings per share:
       As reported                               $      1.26   $      0.66
       Proforma                                         1.22          0.62

     Fully diluted earnings per share:
       As reported                               $      1.23   $      0.64
       Proforma                                         1.19          0.60


     Data in respect of the option plans

     The fair value of each option grant is estimated on the date of the grant using the Black & Scholes option-pricing model with the following assumptions used for grants in 1997 and 1996: a dividend yield of 0.0% for both periods; expected volatility of 64% to 74% in 1997 and 59% to 71% in 1996; riskfree interest rates of 5.8% to 6.5% in 1997 and 5.24% to 5.39% in 1996; and expected lives of 1 - 5 years for options granted in 1997 and 2 - 4 1/4 years for options granted in 1996.

     Because additional option grants are expected to be made each year, and due to the factors described in the preceding paragraph, the above proforma disclosures are not representative of proforma effects of reported net income for future years.

NOTE 11 - INCOME TAXES

a.   TAX BENEFITS UNDER VARIOUS TAX LAWS

     1.   "Industrial Company"

          The Company is an "Industrial Company" as defined by the Law for the Encouragement of Industry (Taxes), 1969, and as such, is entitled to certain tax benefits, including accelerated depreciation of machinery and equipment and deduction of expenses incurred in connection with a public stock offering over a three-year period.

a.   TAX BENEFITS UNDER VARIOUS TAX LAWS (CONT'D)

     2.   "Approved Enterprise"

          The Company's production facilities have been granted "Approved Enterprise" status with respect to four approved programs under the Law for Encouragement of Capital Investments, 1959. Pursuant to the said law, the Company elected to adopt the "alternative benefits program which entitles the Company to a complete exemption from tax on income derived therefrom for a period of four years out of a ten-year-period of benefits from the year in which such enterprises first generates taxable income. Income derived during the remaining years of benefits is taxable at the rate of 25%. The period of benefits is limited to twelve years from the commencement of production or fourteen years from the date of approval, whichever is earlier. As of December 31, 1997, the four-year-period of benefits for two of the four approved programs had ended, the period of benefits for the third approved program commenced in 1996 and the period of benefits for the fourth program had not yet commenced.

          In the event of a distribution of cash dividends to shareholders of earnings subject to the exemption, the Company will be liable to tax at a rate of 25%. The Company has not provided deferred taxes on future distributions of tax-exempt earnings, as management and Board of Directors have determined not to make any distribution that may result in a tax liability for the Company. Accordingly, such earnings have been considered to be permanently reinvested. The tax-exempt earnings may be distributed to shareholders without subjecting the Company to taxes only upon a complete liquidation of the Company.

          As of December 31, 1997, the aggregate amount of undistributed tax-exempt earnings for which deferred taxes had not been provided was $15.2 million and the amount of unrecognized deferred taxes in respect of such earnings amounted to $3.8 million.

          Income derived from sources other than the "approved enterprise" is taxable at the regular corporate tax rate of 36%.

b.   TAXATION UNDER VARIOUS LAWS

     1.   Taxation under inflationary conditions

          The Company and its Israeli subsidiaries are assessed under the provisions of the Income Tax Law (Adjustments for Inflation), 1985, pursuant to which the results for tax purposes are measured in real terms in accordance with changes in the Israeli CPI. The Company is entitled to a tax deduction for the preservation of equity invested in non-fixed assets. This equity is defined, primarily, as shareholders' equity less fixed (inflation-resistant) assets. The deduction is measured by the change in the Israeli CPI.

     2.   Foreign subsidiaries

          The Company's foreign subsidiaries are taxed under the tax laws in their countries of incorporation.

c.   COMPOSITION OF INCOME TAX BENEFIT (PROVISION):


                                             YEAR ENDED DECEMBER 31,
                                       ------------------------------------
                                          1997        1996         1995
                                       ---------    ---------   -----------
                                                 (IN THOUSANDS)
    Income (loss) before taxes on
    income:
      Israel                           $  15,432    $   6,906   $   (1,006)
      Foreign subsidiaries                   232           71         (177)
                                       ---------    ---------   -----------
                                          15,664    $   6,977   $   (1,183)
                                       ---------    ---------   -----------
                                       ---------    ---------   -----------

    Income tax benefit (provision):
    Current:
      Israel                           $     (39)   $      --   $       --
      Foreign subsidiaries                   (68)        (103)         (11)
                                       ---------    ---------   -----------
                                       $    (107)        (103)         (11)
                                       ---------    ---------   -----------
                                       ---------    ---------   -----------

    Deferred:
      Israel                                (150)         150           --
      Foreign subsidiaries                    --           --           --
                                       ---------    ---------   -----------
                                            (150)         150           --
                                       ---------    ---------   -----------

                                       $    (257)   $      47   $      (11)
                                       ---------    ---------   -----------
                                       ---------    ---------   -----------


d.   DEFERRED INCOME TAXES

     The main components of the Company deferred tax assets are as follows:


                                                           DECEMBER 31,
                                                      ----------------------

                                                        1997          1996
                                                      -------        -------
                                                          (IN THOUSANDS)
     Net operating loss carryforwards in Israel       $    --       $    271
     Net operating loss carryforwards of foreign
     subsidiaries                                         328            210
     Severance pay and other allowances, net              131             81
                                                      -------        -------
                                                          459            562
     Less - valuation allowance                           309            412
                                                      -------        -------
                                                      $   150       $    150
                                                      -------        -------
                                                      -------        -------


     Under Statement No. 109 of the FASB, deferred tax assets are to be recognized for the anticipated tax benefits associated with net operating loss carryforwards and deductible temporary differences, unless it is more likely than not that some or all of the deferred tax asset will not be realized. The adjustment is made by a valuation allowance. Since the realization of the net operating loss carryforwards and deductible temporary differences of the foreign and the Israeli subsidiaries is less likely than not, a valuation allowance has been established for the amounts of the related tax benefits.

d.   DEFERRED INCOME TAXES (CONT'D)

     The tax loss carryforwards in Israeli, totaling $0.7 million, are denominated in NIS and linked to the Israeli CPI.

e. A reconciliation of the theoretical income tax expense (benefit) assuming all income is taxable at the statutory rates of 36%, 36% and 37% for the years ended December 31, 1997, 1996, and 1995, respectively, applicable to the income of companies in Israel, to the actual income tax expense (benefit) is as follows:



                                                                                   YEAR ENDED DECEMBER 31,
                                                                       ------------------------------------------------
                                                                           1997             1996              1995
                                                                       ------------     ------------      -------------
                                                                                        (IN THOUSANDS)
      Income (loss) before taxes on income, as reported in the
        consolidated statements of operations                          $     15,664     $      6,977      $      (1,183)
                                                                       ------------     ------------      -------------
                                                                       ------------     ------------      -------------

      Tax on net income (loss) at statutory rates                      $      5,639     $      2,512      $        (437)
      Tax effect of non-Israel subsidiaries                                       2                3                 (8)
      Decrease in taxes resulting from permanent differences, net            (1,167)             (34)              (319)
      Tax benefit arising from the "Approved Enterprise"                     (4,114)          (1,688)               175
      Increase (decrease) in valuation allowance                               (103)            (840)               600
                                                                       ------------     ------------      -------------

      Taxes on income for the reported year                            $        257     $        (47)     $          11
                                                                       ------------     ------------      -------------
                                                                       ------------     ------------      -------------



f.   INCOME TAX ASSESSMENTS

     The Company has final assessments up to and including the 1992 tax year.

     Most of the Company's subsidiaries have not received final tax assessments for any tax year since their incorporation. A subsidiary in Germany has received final tax assessments through the 1995 tax year.

NOTE 12 - SUPPLEMENTARY BALANCE SHEET INFORMATION

a.   OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES


                                                       DECEMBER 31,
                                                   --------------------
                                                     1997        1996
                                                   --------    --------
                                                      (IN THOUSANDS)
     Government of Israel - Participation in
     research and development                      $  1,008    $    285
     Advances to suppliers                               --          35
     Loans to employees                                 191         246
     Tax authorities                                    580         518
     Value added tax                                    860         604
     Prepaid expenses                                   628         134
     Others                                             574         350
                                                   --------    --------
                                                   $  3,841    $  2,172
                                                   --------    --------
                                                   --------    --------


b.   OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES


                                                       DECEMBER 31,
                                                   --------------------
                                                     1997        1996
                                                   --------    --------
                                                      (IN THOUSANDS)
    Employees                                      $  4,423    $  3,140
    Accrued severance pay                                --         128
    Commissions                                       2,339       1,688
    Royalties                                         1,041       1,187
    Tax authorities                                     361         275
    Advances from customers                              --       1,094
    Other accrued expenses                            2,177       1,188
    Related parties                                      --          30
                                                   --------    --------
                                                   $ 10,341    $  8,730
                                                   --------    --------
                                                   --------    --------


NOTE 13 - MONETARY BALANCES IN NON-DOLLAR CURRENCIES



                                        DECEMBER 31, 1997                                      DECEMBER 31, 1996
                       ---------------------------------------------------   ------------------------------------------------------
                         AUSTRALIAN                                            AUSTRALIAN
                          DOLLAR          NEW ISRAELI SHEKEL        OTHER       DOLLAR          NEW ISRAELI SHEKEL         OTHER
                       ------------   -------------------------   --------   ------------   --------------------------   ----------
                                        LINKED(1)      UNLINKED                               LINKED(1)      UNLINKED
                                      -----------    ----------                             -----------      ---------
                                         (IN THOUSANDS)                                         (IN THOUSANDS)
ASSETS:
Current assets         $     4,662    $       474    $    9,546   $  2,464   $     2,273    $     1,004     $    7,205   $   1,285
                       -----------    -----------    ----------   --------   -----------    -----------     ----------   ---------
                       -----------    -----------    ----------   --------   -----------    -----------     ----------   ---------

LIABILITIES:
Current liabilities    $       926    $        45    $   11,027   $    593   $       426    $        --     $    8,315   $     524
Capital note to a
related party                   --             --           130         --            --             --            141          --
                       -----------    -----------    ----------   --------   -----------    -----------     ----------   ---------
                       $       926    $        45    $   11,157   $    593   $       426    $        --     $    8,456   $     524
                       -----------    -----------    ----------   --------   -----------    -----------     ----------   ---------
                       -----------    -----------    ----------   --------   -----------    -----------     ----------   ---------



(1)  Linked to the Israeli CPI.


NOTE 14 - SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION


a.   SALES



                                                             YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------
                                                       1997            1996            1995
                                                    -----------    -----------      ---------
                                                                  (IN THOUSANDS)
Classification by geographical distribution:
    Europe                                          $    29,275    $    21,331      $  16,320
    Israel                                               12,228         14,542          7,451
    South America                                        13,091          6,349          1,201
    North America                                         1,377             --             --
    Africa, Asia and Australia                           28,178         14,867          7,155
                                                    -----------    -----------      ---------
                                                    $    84,149    $    57,089      $  32,127
                                                    -----------    -----------      ---------
                                                    -----------    -----------      ---------

Classified by major customers:
Percentage of sales to customers exceeding 10% of revenues:

    Customer A                                               (1)            (1)            11%
    Customer B                                               (1)            (1)            13%
    Customer C                                               (1)            --             17%
    Customer D                                               (1)            16%            (1)
    Customer E                                               14%            24%            22%
    Customer F                                               12%            (1)            --
    Customer G                                               18%            (1)            --



(1)  Less than 10% of sales.

The Company operates in a single industry with facilities in Israel, Europe and Australia. The Company reports the operations of all its marketing subsidiaries under one segment, since this economic activity constitutes a direct continuity of the manufacturing operations in Israel.

b.   COST OF SALES


                                              YEAR ENDED DECEMBER 31,
                                         ---------------------------------
                                           1997        1996        1995
                                         ---------   ---------   ---------
                                                  (IN THOUSANDS)
      Materials and components           $  31,710   $  26,218   $  10,634
      Salaries, wages and employee
      benefits                               4,364       3,473       2,220
      Sub-contractors                        4,080       2,853       1,046
      Depreciation and amortization          1,027         707         566
      Other manufacturing costs              3,254       2,390       1,845
                                         ---------   ---------   ---------
                                            44,435      35,641      16,311
      Decrease (increase) in finished
         goods and work-in-process            (327)     (4,276)      2,970
                                         ---------   ---------   ---------
                                         $  44,108   $  31,365   $  19,281
                                         ---------   ---------   ---------
                                         ---------   ---------   ---------


c.   RESEARCH AND DEVELOPMENT COSTS, NET

     i.   COMPRISED AS FOLLOWS:


                                              YEAR ENDED DECEMBER 31,
                                         ---------------------------------
                                           1997        1996        1995
                                         ---------   ---------   ---------
                                                  (IN THOUSANDS)
      Research and development costs     $  12,470   $   9,156   $   8,030
      Less - Participation from the
             Government of Israel:
                 Royalty-bearing            (2,892)     (2,112)     (2,180)
                 Other                        (857)        (87)         --
                                         ---------   ---------   ---------
                                             8,721       6,957       5,850
             Charge for purchased
             research and development           --         400          --
                                         ---------   ---------   ---------
                                         $   8,721   $   7,357   $   5,850
                                         ---------   ---------   ---------
                                         ---------   ---------   ---------


     ii.  a.   In October 1996, the Company invested $2 million in a subsidiary,
               G. Connect Ltd. ("G. Connect"), which Company established in
               August 1996.  Pursuant to an agreement among the Company, G.
               Connect and certain key employees of G. Connect, 20% of the shares of G. Connect were issued to such key employees of G.
               Connect for no additional consideration. The excess of the investment amount over the Company's share in the net assets of
               G. Connect totalling $400,000 was allocated to in-process research and development that had not yet reached technological feasibility and was charged to the Company's operations.

c.   RESEARCH AND DEVELOPMENT COSTS, NET (CONT'D)

     ii.  b.   In accordance with the abovementioned agreement among the
               shareholders of G. Connect, the Company undertook to invest an additional $2 million in loans, pursuant to the progress of the research and development. The Company may cease financing, wholly or partly, if it decides that the research and development is not feasible. If the Company ceases financing, the Company's holdings will be diluted according to a formula outlined in the agreement.

d.   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


                                            YEAR ENDED DECEMBER 31,
                                      -----------------------------------
                                         1997         1996        1995
                                      -----------   ---------   ---------
                                                (IN THOUSANDS)
     Selling                          $    15,334   $  10,400   $   7,174
     General and administrative             3,209       2,790       2,595
                                      -----------   ---------   ---------
                                      $    18,543   $  13,190   $   9,769
                                      -----------   ---------   ---------
                                      -----------   ---------   ---------

e.   FINANCIAL INCOME, NET


                                                      YEAR ENDED DECEMBER 31,
                                                  --------------------------------
                                                    1997        1996        1995
                                                  ---------   ---------   --------
                                                           (IN THOUSANDS)
     Financial Income:
       Interest on short-term deposits            $   1,410   $     625   $    445
       Interest on marketable debt securities         1,625       1,082      1,064
       Exchange rate differences, net                                36        101
       Gain on sale of marketable shares                110         132          5
       Others                                            64          51         34
                                                  ---------   ---------   --------
                                                      3,209       1,926      1,649
                                                  ---------   ---------   --------
                                                  ---------   ---------   --------

     Financial expenses:
       Exchange rate differences, net                  (219)         --         --
       Interest expenses and bank charges              (164)       (160)       (93)
                                                  ---------   ---------   --------
                                                       (383)       (160)       (93)
                                                  ---------   ---------   --------
                                                  $   2,826   $   1,766   $  1,556
                                                  ---------   ---------   --------
                                                  ---------   ---------   --------


NOTE 15 - TRANSACTIONS WITH RELATED PARTIES

a.   BALANCES DUE TO RELATED PARTIES


                                                       DECEMBER 31,
                                                  -----------------------
                                                     1997          1996
                                                  ----------     --------
                                                      (IN THOUSANDS)
     Capital note                                       $130         $141
     Management fees payable                              --            4
     Amount due to directors                              --           26


b.   EXPENSES TO RELATED PARTIES


                                             YEAR ENDED DECEMBER 31,
                                        ----------------------------------
                                           1997        1996        1995
                                        ----------   ---------   ---------
                                                  (IN THOUSANDS)
     General and administrative
     expenses                           $      118   $      95   $      96
     Directors' remuneration                    60          77          78




                             TELEDATA COMMUNICATIONS LTD.

                                  CONDENSED INTERIM
                          CONSOLIDATED FINANCIAL STATEMENTS

                                  SEPTEMBER 30, 1998

                                     (UNAUDITED)

                             TELEDATA COMMUNICATIONS LTD.

                 CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                                                         PAGE
                                                                         ----
CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED):


Balance Sheet at September 30, 1998                                        2


Statement of Operations
     for the nine month period ended September 30, 1998                    4


Statement of Shareholders' Equity
     for the nine month period ended September 30, 1998                    5


Statement of Cash Flows
     for the nine month period ended September 30, 1998                    6


Notes to the Interim Consolidated Financial Statements                     8

                             TELEDATA COMMUNICATIONS LTD.

                    CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

                                                     SEPTEMBER 30,
                                           --------------------------------        DECEMBER 31,
                                                1998               1997                1997
                                           ------------        ------------        ------------
                                                      UNAUDITED
                                           --------------------------------
                                                              (US$ IN THOUSANDS)
                                           ----------------------------------------------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                        14,355              16,844              13,716
Short-term investments                           26,654              39,156              33,501
Accounts receivable:
   Trade                                         19,065              20,884              25,195
   Other and prepaid expenses (Note 5a)           3,806               3,141               3,841
Inventories (Note 2)                             21,821              20,217              19,598
                                           ------------        ------------        ------------
Total current assets                             85,701             100,242              95,851
                                           ------------        ------------        ------------

INVESTMENTS AND
   LONG-TERM RECEIVABLES (Note 3)                34,314              24,295              32,499
                                           ------------        ------------        ------------


FIXED ASSETS (Note 4)
Cost                                             20,258              14,375              16,107
Less - accumulated depreciation                   9,803               7,367               7,971
                                           ------------        ------------        ------------
                                                 10,455               7,008               8,136
                                           ------------        ------------        ------------


OTHER ASSETS, NET                                    --                 182                 163
                                           ------------        ------------        ------------

                                                130,470             131,727             136,649
                                           ------------        ------------        ------------
                                           ------------        ------------        ------------


     The accompanying notes are an integral part of the financial statements

                                                         SEPTEMBER 30,
                                             ----------------------------------       DECEMBER 31,
                                                1998                   1997              1997
                                             -----------           -----------       ------------
                                                          UNAUDITED
                                             ----------------------------------
                                                                (US$ IN THOUSANDS)
                                             ----------------------------------------------------
LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade                                             7,883              10,398               8,445
Other and accrued expenses (Note 5b)             10,220              11,683              10,341
                                             ----------          ----------          ----------
Total current liabilities                        18,103              22,081              18,786
                                             ----------          ----------          ----------

LONG-TERM LIABILITIES
Capital note to a related party                     119                 131                 130
Accrued severance pay                             1,398               1,058               1,331
                                             ----------          ----------          ----------
                                                  1,517               1,189               1,461
                                             ----------          ----------          ----------


MINORITY INTEREST                                 3,979                 844               2,210
                                             ----------          ----------          ----------


SHAREHOLDERS' EQUITY
Share capital
   Ordinary shares of NIS 0.1 par value
   (Authorized - 20,000,000 shares
   issued and outstanding -
   September 30, 1998 - 12,573,561 shares
   December 31, 1997 - 12,562,611 shares            506                 505                 506
Additional paid-in capital                       74,593              72,515              74,527
Treasury stock                                   (1,173)                 --                  --
Retained earnings                                32,945              34,593              39,159
                                             ----------          ----------          ----------
                                                106,871             107,613             114,192
                                             ----------          ----------          ----------


                                                130,470             131,727             136,649
                                             ----------          ----------          ----------
                                             ----------          ----------          ----------


       The accompanying notes are an integral part of the financial statements

                             TELEDATA COMMUNICATIONS LTD.

               CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     NINE MONTHS ENDED                 THREE MONTHS ENDED         YEAR ENDED
                                                       SEPTEMBER 30,                      SEPTEMBER 30,           DECEMBER 30
                                                  1998                1997             1998           1997           1997
                                               -----------         -----------      -----------    -----------    -----------
                                                          UNAUDITED                         UNAUDITED               AUDITED
                                                                     (US$ IN THOUSANDS, EXCEPT SHARE DATA)
Sales (Note 6a)                                     41,311              61,873           17,009         21,997         84,149
Cost of sales (Note 6b)                             24,951              32,981            9,685         10,950         44,108
                                               -----------         -----------      -----------    -----------    -----------
    Gross profit                                    16,360              28,892            7,324         11,047         40,041
                                               -----------         -----------      -----------    -----------    -----------

Research and development
 costs, net (Note 6c)                               10,093               6,259            3,612          2,479          8,721
Selling, general and
  administrative expenses (Note 6d)                 16,610              13,662            5,417          5,031         18,543
                                               -----------         -----------      -----------    -----------    -----------

OPERATING INCOME (LOSS)                            (10,343)              8,971           (1,705)         3,537         12,777

Financial income, net                                3,275               1,881              953          1,054          2,826
Other income, net                                    1,425                  61               17             23             61
                                               -----------         -----------      -----------    -----------    -----------
  INCOME (LOSS) BEFORE
    TAXES ON INCOME                                 (5,643)             10,913             (735)         4,614         15,664
Taxes on income                                       (236)               (258)            (116)           (71)          (257)
                                               -----------         -----------      -----------    -----------    -----------
  INCOME (LOSS) AFTER
    TAXES ON INCOME                                 (5,879)             10,655             (851)         4,543         15,407

       Minority interest                              (335)               (236)              31           (183)          (422)
                                               -----------         -----------      -----------    -----------    -----------
  NET INCOME (LOSS)                                 (6,214)             10,419             (820)         4,360         14,985
                                               -----------         -----------      -----------    -----------    -----------
                                               -----------         -----------      -----------    -----------    -----------

  EARNINGS (LOSS) PER ORDINARY
    SHARE:
       Basic                                         (0.50)               0.90            (0.07)          0.35           1.26
                                               -----------         -----------      -----------    -----------    -----------
                                               -----------         -----------      -----------    -----------    -----------
       Diluted                                       (0.50)               0.87            (0.07)          0.34           1.23
                                               -----------         -----------      -----------    -----------    -----------
                                               -----------         -----------      -----------    -----------    -----------

Shares in thousands used in
 computing earnings (loss)
 per ordinary share:
       Basic                                        12,550              11,622           12,514         12,500         11,851
                                               -----------         -----------      -----------    -----------    -----------
                                               -----------         -----------      -----------    -----------    -----------
       Diluted                                      12,550              11,990           12,514         12,839         12,192
                                               -----------         -----------      -----------    -----------    -----------
                                               -----------         -----------      -----------    -----------    -----------


       The accompanying notes are an integral part of the financial statements

                             TELEDATA COMMUNICATIONS LTD.

                      INTERIM STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                ADDITIONAL                             TOTAL
                                            NUMBER                               PAID-IN         RETAINED          SHAREHOLDERS'
                                           OF SHARES                             CAPITAL         EARNINGS             EQUITY
                                            NIS 0.1             SHARE        ---------------  ---------------     ---------------
                                           PAR VALUE           CAPITAL                      (US$ IN THOUSANDS)
                                        ---------------    ---------------   ----------------------------------------------------
BALANCE AT JANUARY 1, 1996                   10,411,255                441            31,557           17,183              49,181
 Exercise of employee options                   377,877                 12             2,968                                2,980
 Net income for the year                                                                                6,991               6,991
                                        ---------------    ---------------   ---------------  ---------------     ---------------

BALANCE AT DECEMBER 31, 1996                 10,789,132                453            34,525           24,174              59,152

 Issue of shares to the public                1,514,000                 45            36,426                               36,471
 Exercise of employee options                   259,479                  8             1,650                                1,658
 Tax benefits from employee
 stock transaction                                                                       150                                  150
 Issue of stock by subsidiary                                                          1,776                                1,776
 Net income for the year                                                                               14,985              14,985
                                        ---------------    ---------------   ---------------  ---------------     ---------------

BALANCE AT DECEMBER 31, 1997                 12,562,611                506            74,527           39,159             114,192

 Purchase of Treasury stock                                                           (1,173)                              (1,173)
 Exercise of employee options                    10,950                (*)                66                                   66
 Loss for the nine months
  ended September 30, 1998
   (unaudited)                                                                                         (6,214)             (6,214)
                                        ---------------    ---------------   ---------------  ---------------     ---------------

BALANCE AT SEPTEMBER 30, 1998
  (unaudited)                                12,573,561                506            73,420           32,945             106,871
                                        ---------------    ---------------   ---------------  ---------------     ---------------
                                        ---------------    ---------------   ---------------  ---------------     ---------------


(*) Less than US$ 1,000.



       The accompanying notes are an integral part of the financial statements

                             TELEDATA COMMUNICATIONS LTD.

               CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              NINE MONTHS ENDED
                                                                                SEPTEMBER 30,                      YEAR ENDED
                                                                   --------------------------------------         DECEMBER 31,
                                                                        1998                   1997                   1997
                                                                   ---------------        ---------------       ---------------
                                                                                 UNAUDITED
                                                                   --------------------------------------
                                                                                         (US$ IN THOUSANDS)
                                                                   ------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                           (6,214)                10,419                14,985
Adjustments to reconcile net income
    to net cash provided by (used in)
operating activities (see Appendix)                                          3,236                 (2,574)               (9,361)
                                                                   ---------------        ---------------       ---------------
    NET CASH PROVIDED BY (USED IN)
     OPERATING ACTIVITIES                                                   (2,978)                 7,845                 5,624
                                                                   ---------------        ---------------       ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets                                                    (4,473)                (2,297)               (4,024)
Proceeds from sale of fixed assets                                             187                     73                   165
Investment in short-term deposits, net                                      (1,970)               (33,760)              (33,332)
Investment in marketable securities                                         (4,582)               (10,314)              (18,427)
Proceeds from realization of
    marketable securities                                                   12,746                  7,667                13,038
Investment in company                                                           --                 (1,059)               (1,059)
Cash and cash equivalents in reduction
    in holdings in subsidiary                                                2,816                     --                 2,955
                                                                   ---------------        ---------------       ---------------
    NET CASH PROVIDED BY (USED IN)
     INVESTING ACTIVITIES                                                    4,724                (39,690)              (40,684)
                                                                   ---------------        ---------------       ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issue of ordinary shares                                          --                 36,471                36,471
Proceeds from exercise of employee options                                      66                  1,571                 1,658
Purchase of Treasury stock                                                  (1,173)                    --                    --
                                                                   ---------------        ---------------       ---------------
    NET CASH PROVIDED BY (USED IN)
     FINANCING ACTIVITIES                                                   (1,107)                38,042                38,129
                                                                   ---------------        ---------------       ---------------
                                                                   ---------------        ---------------       ---------------

INCREASE IN CASH AND CASH EQUIVALENTS                                          639                  6,197                 3,069

CASH AND CASH EQUIVALENTS AT THE
    BEGINNING OF THE PERIOD                                                 13,716                 10,647                10,647
                                                                   ---------------        ---------------       ---------------
CASH AND CASH EQUIVALENTS AT THE
    END OF THE PERIOD                                                       14,355                 16,844                13,716
                                                                   ---------------        ---------------       ---------------
                                                                   ---------------        ---------------       ---------------


       The accompanying notes are an integral part of the financial statements

                             TELEDATA COMMUNICATIONS LTD.

                      APPENDIX TO CONDENSED INTERIM CONSOLIDATED
                               STATEMENTS OF CASH FLOWS

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,                      YEAR ENDED
                                                                     -------------------------------------         DECEMBER 31,
                                                                          1998                   1997                   1997
                                                                     ---------------       ---------------        ---------------
                                                                                   UNAUDITED
                                                                     -------------------------------------
                                                                                         (US$ IN THOUSANDS)
                                                                     ------------------------------------------------------------
APPENDIX -

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS)
  TO NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES

Depreciation and amortization                                                  2,173                 1,411                  1,938
Capital gain, net                                                                (43)                  (61)                   (61)
Gain from reduction in holdings in subsidiary                                 (1,382)                   --                     --
Minority interest                                                                335                   236                    422
Deferred income taxes, net                                                       150                   150                    150
Increase in accrued severance pay                                                 67                    97                    370
Gain from erosion in value of capital note
  to a related party                                                             (11)                  (10)                   (11)
Interest accrued on investments                                               (1,602)                 (890)                (1,125)

Decrease (increase) in assets:
 Inventories                                                                  (2,223)               (5,433)                (4,814)
 Trade receivables (including non-current portion)                             6,570                (3,679)                (7,990)
 Other receivables and prepaid expenses                                         (115)               (1,119)                (1,669)

Increase (decrease) in liabilities:
 Trade payables                                                                 (562)                3,643                  1,690
 Other payables and accrued expenses                                            (121)                3,081                  1,739
                                                                     ---------------       ---------------        ---------------

                                                                               3,236                (2,574)                (9,361)
                                                                     ---------------       ---------------        ---------------
                                                                     ---------------       ---------------        ---------------





       The accompanying notes are an integral part of the financial statements

                             TELEDATA COMMUNICATIONS LTD.
                  NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  -  GENERAL

a. TELEDATA COMMUNICATIONS LTD. ("THE COMPANY") is an Israeli corporation which designs, develops, manufactures, markets and supports advanced wireline and wireless customer access network equipment for telephone operating companies worldwide.

b. The unaudited interim consolidated financial statements as at September 30, 1998 and for the nine-month period then ended ("the interim financial statements") have been drawn up in a condensed format and should be read in conjunction with the Company's financial statements as at December 31, 1997 and the year then ended and the notes thereto. In the opinion of management, the interim financial statements reflect all adjustments (included normal recurring accruals) necessary to fairly present the results for the periods. The generally accepted accounting principles applied in the preparation of the interim financial statements are consistent with those applied in the preparation of the annual financial statements. However, interim financial statements do not include all of the information and explanations required for annual financial statements. Operating results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results of operations for the full year.

NOTE 2  -  INVENTORIES

                                                                                 SEPTEMBER 30,
                                                                     -------------------------------------          DECEMBER 31,
                                                                          1998                  1997                    1997
                                                                     ---------------       ---------------        ---------------
                                                                                   UNAUDITED
                                                                     -------------------------------------
                                                                                         (US$ IN THOUSANDS)
                                                                     ------------------------------------------------------------
Raw materials and components                                                  10,418                 8,414                 10,111
Work-in-process                                                                7,999                 8,175                  6,612
Finished goods                                                                 3,404                 3,628                  2,875
                                                                     ---------------       ---------------        ---------------
                                                                              21,821                20,217                 19,598
                                                                     ---------------       ---------------        ---------------
                                                                     ---------------       ---------------        ---------------


NOTE 3  -  INVESTMENTS AND LONG-TERM RECEIVABLES

                                                                                 SEPTEMBER 30,
                                                                     -------------------------------------          DECEMBER 31,
                                                                          1998                  1997                    1997
                                                                     ---------------       ---------------        ---------------
                                                                                   UNAUDITED
                                                                     -------------------------------------
                                                                                         (US$ IN THOUSANDS)
                                                                     ------------------------------------------------------------
Trade receivables                                                                 --                 1,154                    750
Less - current maturity included in accounts
  receivable                                                                      --                   714                    310
                                                                     ---------------       ---------------        ---------------
                                                                                  --                   440                    440
Bank deposits                                                                 24,168                14,940                 20,390
Marketable debt securities                                                     9,087                 7,856                 10,610
Investment in Mind C.T.I Ltd.                                                  1,059                 1,059                  1,059
                                                                     ---------------       ---------------        ---------------
                                                                              34,314                24,295                 32,499
                                                                     ---------------       ---------------        ---------------
                                                                     ---------------       ---------------        ---------------

(1)    The aggregate amount of the receivables are
       repayable as follows:
       First year                                                                 --                   714                    310
                                                                     ---------------       ---------------        ---------------
       Second year                                                                --                   440                    440
                                                                     ---------------       ---------------        ---------------
                                                                                  --                 1,154                    750
                                                                     ---------------       ---------------        ---------------
                                                                     ---------------       ---------------        ---------------

                             TELEDATA COMMUNICATIONS LTD.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4  -  FIXED ASSETS

                                                                              SEPTEMBER 30,
                                                                  ------------------------------------          DECEMBER 31,
                                                                       1998                  1997                   1997
                                                                  --------------        --------------         --------------
                                                                                UNAUDITED
                                                                  ------------------------------------
                                                                                     (US$ IN THOUSANDS)
                                                                  -----------------------------------------------------------
Cost:
      Computers and manufacturing equipment                               14,824                10,608                 11,650
      Motor vehicles                                                       3,134                 2,066                  2,385
      Office furniture and equipment                                       1,132                   827                    921
      Leasehold improvements                                               1,168                   874                  1,151
                                                                  --------------        --------------         --------------
                                                                          20,258                14,375                 16,107
                                                                  --------------        --------------         --------------
                                                                  --------------        --------------         --------------
Accumulated depreciation
      Computers and manufacturing equipment                                7,792                 5,688                  6,216
      Motor Vehicles                                                         881                   778                    803
      Office furniture and equipment                                         421                   291                    312
      Leasehold Improvements                                                 709                   610                    640
                                                                  --------------        --------------         --------------
                                                                           9,803                 7,367                  7,971
                                                                  --------------        --------------         --------------
                                                                  --------------        --------------         --------------


NOTE 5  -  SUPPLEMENTARY BALANCE SHEET INFORMATION

a.    OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

                                                                            SEPTEMBER 30,
                                                                  ------------------------------------          DECEMBER 31,
                                                                       1998                  1997                   1997
                                                                  --------------        --------------         --------------
                                                                               UNAUDITED
                                                                  ------------------------------------
                                                                                     (US$ IN THOUSANDS)
                                                                  -----------------------------------------------------------
      Government of Israel - participation in research
        and development                                                    1,521                 1,135                  1,008
      Loans to employees                                                     135                   168                    191
      Tax authorities                                                        603                   488                    580
      Value added tax                                                        792                   586                    860
      Prepaid expenses                                                       565                   307                    628
      Others                                                                 190                   457                    574
                                                                  --------------        --------------         --------------
                                                                           3,806                 3,141                  3,841
                                                                  --------------        --------------         --------------
                                                                  --------------        --------------         --------------


b.    OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                              SEPTEMBER 30,
                                                                  ------------------------------------          DECEMBER 31,
                                                                       1998                  1997                   1997
                                                                  --------------        --------------         --------------
                                                                               UNAUDITED
                                                                  ------------------------------------
                                                                                     (US$ IN THOUSANDS)
                                                                  -----------------------------------------------------------
      Employees                                                            4,326                 4,506                  4,423
      Commissions                                                          2,283                 2,080                  2,339
      Royalties                                                              473                   648                  1,041
      Tax authorities                                                         29                    76                    361
      Advances from customers                                                407                   666                     --
      Other accrued expenses                                               2,702                 3,707                  2,177
                                                                  --------------        --------------         --------------
                                                                          10,220                11,683                 10,341
                                                                  --------------        --------------         --------------
                                                                  --------------        --------------         --------------

                             TELEDATA COMMUNICATIONS LTD.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6  -  SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION

                                                    NINE MONTHS ENDED                 THREE MONTHS ENDED
                                                      SEPTEMBER 30,                     SEPTEMBER 30,               YEAR ENDED
                                             ------------------------------     -------------------------------      DEC. 31,
                                                 1998             1997              1998               1997             1997
                                             -------------    -------------     -------------     -------------    -------------
                                                       UNAUDITED                          UNAUDITED
                                             ------------------------------     -------------------------------
                                                                             (US$ IN THOUSANDS)
                                             -----------------------------------------------------------------------------------
a.  SALES

    Classification by geographical
     distribution
      Europe                                        17,899           23,446             5,222             6,517           29,275
      Israel                                         4,358            9,627               417             1,379           12,228
      South America                                  3,960           10,023               957             3,054           13,091
      North America                                  3,396              885             1,494               779            1,377
      Africa, Asia and Australia                    11,698           17,892             8,919            10,268           28,178
                                             -------------    -------------     -------------     -------------    -------------
                                                    41,311           61,873            17,009            21,997           84,149
                                             -------------    -------------     -------------     -------------    -------------
                                             -------------    -------------     -------------     -------------    -------------

b.  COST OF SALES

    Materials and components                        18,144           26,256             6,879             8,697           31,710
    Salaries wages and employee
     benefits                                        3,528            3,202             1,140             1,488            4,364
    Sub-contractors                                  2,137            2,909               854               776            4,080
    Depreciation and amortization                    1,214              658               439               188            1,027
    Other manufacturing costs                        1,844            2,599               411               795            3,254
                                             -------------    -------------     -------------     -------------    -------------
                                                    26,867           35,624             9,723            11,944           44,435
    Increase in finished
     goods and work-in-process                      (1,916)          (2,643)              (38)             (994)            (327)
                                             -------------    -------------     -------------     -------------    -------------
                                                    24,951           32,981             9,685            10,950           44,108
                                             -------------    -------------     -------------     -------------    -------------
                                             -------------    -------------     -------------     -------------    -------------

c.  RESEARCH AND DEVELOPMENT
    COSTS, NET

    Research and development costs                  13,626            8,665             4,887             3,419           12,470
    Less - Participation from the
           Government of Israel;
           Royalty-bearing                          (2,832)          (1,787)           (1,082)             (622)          (2,892)
           Other                                      (701)            (619)             (193)             (318)            (857)
                                             -------------    -------------     -------------     -------------    -------------
                                                    10,093            6,259             3,612             2,479            8,721
                                             -------------    -------------     -------------     -------------    -------------
                                             -------------    -------------     -------------     -------------    -------------

d.  SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES

    Selling                                         13,310           11,376             4,296             4,135           15,334
    General and administrative                       3,300            2,286             1,121               896            3,209
                                             -------------    -------------     -------------     -------------    -------------
                                                    16,610           13,662             5,417             5,031           18,543
                                             -------------    -------------     -------------     -------------    -------------
                                             -------------    -------------     -------------     -------------    -------------

                    ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                                 UNAUDITED PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended October 31, 1998 gives effect to the Company's acquisition of Teledata Communications Ltd., an Israeli corporation ("Teledata"), as if it had occurred on November 1, 1997 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1998, gives effect to the Company's acquisition of Teledata as if it had occurred October 31, 1998.

The unaudited pro forma condensed consolidated financial data presented herein are based on the assumptions and adjustments described in the accompanying notes. The unaudited Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results to be expected in the future or as they might have been for the periods presented had the acquisition been effective as of November 1, 1997 or October 31, 1998, as the case may be. The Unaudited Condensed Consolidated Pro Forma Financial Statements and the accompanying notes should be read in conjunction with the historical financial statements of the Company and of Teledata, including the notes thereto and the Company's most recent report on Form 10-K.

The acquisition of Teledata has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed will be recorded at their fair values as of the date of acquisition. For purposes of these Unaudited Pro Forma Condensed Consolidated Financial Statements, these amounts have been recorded based upon preliminary estimates. The Company does not believe that any changes to these estimates that may occur will have a material impact on the pro forma financial information included herein.

                             ADC TELECOMMUNICATIONS, INC.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED OCTOBER 31, 1998
                       (In Thousands, except per share amounts)

                                                                           Teledata
                                                        ADC                12 Months
                                                    Year Ended               Ended               Pro Forma          Pro Forma
                                                   Oct. 31, 1998        Sept. 30, 1998          Adjustments        As Adjusted
                                                   -------------       ----------------        ------------       -------------
Net Sales                                          $   1,379,678       $         63,586                           $   1,443,264
Cost of Products Sold                                    736,537                 36,077                                 772,614
                                                   -------------       ----------------                           -------------
  Gross Profit                                           643,141                 27,509                                 670,650

Research and Development                                 137,912                 12,555                                 150,467
Selling and Administrative                               268,007                 21,491                                 289,498
Goodwill Amortization                                     11,656                     -- (1)           4,994              16,650
                                                   -------------       ----------------        ------------       -------------
  Total Expenses                                         417,575                 34,046               4,994             456,615

                                                   -------------       ----------------        ------------       -------------
Operating Income (loss)                                  255,566                 (6,537)             (4,994)            214,035

Other Income (expense)                                       168                  5,124 (2)         (11,200)             (5,908)

                                                   -------------       ----------------        ------------       -------------
Income before Income Taxes                               225,734                 (1,413)            (16,194)            208,127

Provisions for Income Taxes                               79,007                    235 (3)          (4,144)             75,098
                                                   -------------       ----------------        ------------       -------------
  Net Income                                       $     146,727       $         (1,648)       $    (12,050)      $     133,029
                                                   -------------       ----------------        ------------       -------------
                                                   -------------       ----------------        ------------       -------------
Diluted EPS
  Average Shares Outstanding                             136,307                                                        136,307
  Earnings Per Share                               $        1.08                                                  $        0.98
                                                   -------------                                                  -------------
                                                   -------------                                                  -------------

Basic EPS
  Average Shares Outstanding                             134,327                                                        134,327
  Earnings Per Share                               $        1.09                                                  $        0.99
                                                   -------------                                                  -------------
                                                   -------------                                                  -------------

     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(1) Adjustment to reflect the amortization of intangible assets (primarily goodwill) related to the acquisition of Teledata Communications Ltd. For purposes of these pro forma financial statements, estimated lives ranging from 5 to 15 years were used for amortization of the intangible assets.

(2) Represents the pro forma effect of interest expense on the estimated debt of $200 million at an assumed annual interest rate of 5.8% which represents the Company's estimated average marginal borrowing rate for the year ended October 31, 1998.

(3) To adjust the provision for income taxes on a pro forma basis to reflect the Company's incremental tax rate of 37% as applied to the pro forma interest expense adjustment only. Other pro forma adjustments do not result in income tax benefits.

                             ADC TELECOMMUNICATIONS, INC.
               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                AS OF OCTOBER 31, 1998

                                    (In Thousands)

                                                                    As of October 31, 1998
                                                                 ----------------------------
                                                                                                     Pro Forma       Pro Forma
                                                                      ADC           Teledata        Adjustments     As Adjusted
                                                                 --------------   -----------     --------------   -------------
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                      $      287,700   $    40,201 (1) $     (198,672)  $     129,229
  Accounts receivable                                                   365,989        18,018                            384,007
  Inventories                                                           175,763        21,286                            197,049
  Prepaid income taxes and other assets                                  33,418        11,303                             44,721
                                                                 --------------   -----------     --------------   -------------
    Total current assets                                                862,870        90,808           (198,672)        755,006

PROPERTY AND EQUIPMENT, NET                                             256,961        10,646                            267,607

OTHER ASSETS, principally goodwill                                      180,756        25,520 (2)         64,920         276,642
                                                                                              (2)          5,446
                                                                 --------------   -----------     --------------   -------------
                                                                 $    1,300,587   $   126,974     $     (128,306)  $   1,299,255
                                                                 --------------   -----------     --------------   -------------
                                                                 --------------   -----------     --------------   -------------

LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                               $       67,150   $     7,295     $                $      74,445
  Accrued liabilities                                                   115,559        20,590                            136,149
  Note payable                                                          200,000            --                            200,000
  Current maturities of long-term debt                                      735            --                                735
                                                                 --------------   -----------     --------------   -------------
    Total current liabilities                                           383,444        27,885                            411,329

LONG-TERM DEBT, less current maturities                                   2,769                                            2,769

SHAREOWNERS' INVESTMENT                                                 914,374        99,089 (3) $      (99,089)        885,157
                                                                                              (2)        (37,100)
                                                                                              (1)          7,883
                                                                 --------------   -----------     --------------   -------------
                                                                 $    1,300,587   $   126,974     $     (128,306)  $   1,299,255
                                                                 --------------   -----------     --------------   -------------
                                                                 --------------   -----------     --------------   -------------

                             NOTES TO UNAUDITED PRO FORMA
                         CONDENSED CONSOLIDATED BALANCE SHEET

                                (Dollars in Thousands)

(1) To record the cash outlay for the purchase of issued and outstanding shares of Teledata and the issuance of options to purchase shares of the Company in exchange for outstanding options to purchase shares of Teledata. In connection with the anticipated acquisition of Teledata, the Company obtained $200 million prior to October 31, 1998 under an existing revolving credit facility. Such borrowings carry an interest rate equal to the commercial paper rate plus 25 basis points.

(2) The following table sets forth the components of the aggregate purchase price of the Teledata acquisition and the allocation of such purchase price (in thousands):

      Teledata purchase price                                                                  $      204,555
      Estimated fees and expenses                                                                       2,000
                                                                                               --------------
        Total purchase price to be allocated                                                   $      206,555
                                                                                               --------------
                                                                                               --------------

      Historical net book value of assets acquired                                             $       99,089
      Adjustment of net tangible assets to fair market value                                            5,446
      Purchased in process research and development cost                                               37,100
      Identifiable Intangible assets:
          Technology - complete                                           $      28,566
          Assembled work force                                                    3,815
          Agency relationships                                                    2,236
          Favorable leaseholds                                                      956
          Non-competition agreements                                              1,968
          Customer accounts                                                       6,950
                                                                          -------------
            Total identifiable intangible assets                                                       44,491
      Excess purchase price over net assets acquired - goodwill                                        20,429
                                                                                               --------------
        Total purchase price allocated                                                         $      206,555
                                                                                               --------------
                                                                                               --------------

      Management estimates that $37.1 million of the purchase price represents purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. This amount was expensed as a non-recurring, non-tax deductible charge upon consummation of the acquisition. This amount has been reflected as a reduction to shareowners' equity and has not been included in the pro forma combined financial statement of income due to its non-recurring nature.

      The value assigned to purchased in-process research and development, as well as the fair value of other tangible and intangible assets, was determined by an independent appraisal.

      The intangible assets will be amortized on a straight-line basis over periods ranging from 5 to 15 years.

(3)   To eliminate Teledata's historical shareholder investment.